EXHIBIT 5.1

DIANE D. DALMY
ATTORNEY AT LAW
8965 W. CORNELL PLACE
LAKEWOOD, COLORADO 80227
303.985.9324 (telephone)
303.988.6954 (facsimile)
ddalmy@earthlink.net

March 20, 2008

Mr. Bernard Perez
President/Chief Executive Officer
Tidewater Resources Inc.
329 North Road
Suite 322 - Unit 205
Coquitlam, British Columbia V3K 6Z8

Re: Tidewater Resources Inc.
       Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as special legal counsel for Tidewater Resources Inc., a Nevada corporation (the "Company"), in connection with the preparation of a registration statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to the registration of an aggregate of 3,700,000 shares of common stock of the Company (the "Common Stock") under the Securities Act of 1933, as amended (the "Securities Act'), for resale by the selling shareholders as named in the Registration Statement (the "Selling Shareholders").

Tidewater Resources Inc.
Page Two
March 20, 2008

In connection with this opinion, I have made such investigations and examined such records, including: (i) the Registration Statement; (ii) the Company's Articles of Incorporation, as amended; (iii) the Company's Bylaws; (iv) certain records of the Company's corporate proceedings, including such corporate minutes as I deemed necessary to the performance of my services and to give this opinion; (v) the subscription agreements entered into between the Selling Shareholders and the Company for the acquisition of the shares of Common Stock (collectively, the "Subscription Agreements"); (vi) an officer's certificate executed by Bernard Perez as the President/Chief Executive Officer of the Company; and (vii) such other instruments, documents and records as I have deemed relevant and necessary to examine for the purpose of this opinion. I have examined and am familiar with the originals or copies, certified or otherwise identified to my satisfaction, of such other documents, corporate records and other instruments as I have deemed necessary for the preparation of this opinion. I have also reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the shares of Common Stock. In expressing this opinion I have relied, as to any questions of fact upon which my opinion is predicated, upon representations and certificates of the officers of the Company.

In giving this opinion I have assumed: (i) the genuineness of all signatures and the authenticity and completeness of all documents submitted to me as originals; and (ii) the conformity to originals and the authenticity of all documents supplied to me as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents. In giving this opinion, I have relied upon certificates of incumbency and certificates of officers of the Company, respectively.

I am providing this opinion to you in accordance with Item 601(b)(5) of Regulation S-K promulgated under the Securities Act for filing as Exhibit 5.1 to the Registration Statement. The opinions herein are limited to the Federal laws of the United States of America and the law of the State of Nevada, including all applicable provisions of the Constitution of the State of Nevada, statutory provisions of the State of Nevada and reported judicial decisions of the courts of the State of Nevada interpreting those laws. I do not express any opinion concerning any law of any other jurisdiction or the local laws of any jurisdiction.

Tidewater Resources Inc.
Page Three
March 20, 2008

Based upon the foregoing, I am of the opinion that the shares of Common Stock held by the Selling Shareholders are validly issued, fully paid and non-assessable. I am further of the opinion that the shares of Common Stock to be sold by the Selling Shareholders to the public, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Interests of Named Experts and Counsel".

Sincerely,

"Diane D. Dalmy"

Diane D. Dalmy